Exhibit 99(b)

Part I

Item 1. Business

General

     Unless otherwise indicated by the context, the terms "GE," "GECS" and "GE Capital Services" are used on the basis of consolidation described in note 1 to the consolidated financial statements on page 67 of the 2001 Annual Report to Share Owners of General Electric Company. The financial section of such Annual Report to Share Owners (pages 41 through 92 of that document) is set forth in Part IV Item 14(a)(1) of this 10-K Report and is an integral part hereof. References in Parts I and II of this 10-K Report are to the page numbers of the 2001 Annual Report to Share Owners included in Part IV of this 10-K Report. Also, unless otherwise indicated by the context, "General Electric" means the parent company, General Electric Company.

     General Electric's address is 1 River Road, Schenectady, NY 12345-6999; the Company also maintains executive offices at 3135 Easton Turnpike, Fairfield, CT 06431-0001.

     GE is one of the largest and most diversified industrial corporations in the world. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies and services that have broadened considerably the scope of its activities.

     GE's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; and engineered materials, such as plastics, silicones and superabrasive industrial diamonds.

     GE's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services. Through its affiliate, the National Broadcasting Company, Inc., GE delivers network television services, operates television stations, and provides cable, Internet and multimedia programming and distribution services. Through another affiliate, General Electric Capital Services, Inc., GE offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and specialty insurance and reinsurance.

     In virtually all of its global business activities, GE encounters aggressive and able competition. In many instances, the competitive climate is characterized by changing technology that requires continuing research and development, as well as customer commitments. With respect to manufacturing operations, management believes that, in general, GE is one of the leading firms in most of the major industries in which it participates. The NBC Television Network is one of four major U.S. commercial broadcast television networks. It also competes with two relatively new commercial broadcast networks, syndicated broadcast television programming and cable and satellite television programming activities. The businesses in which GE Capital Services engages are subject to competition from various types of financial institutions, including commercial banks, thrifts, investment banks, broker-dealers, credit unions, leasing companies, consumer loan companies, independent finance companies, finance companies associated with manufacturers, and insurance and reinsurance companies.

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     This 10-K Report includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.

     GE has substantial export sales from the United States. In addition, the Company has expanded significantly its non-U.S. activities through majority, minority or other joint venture interests in companies engaged primarily in manufacturing and distributing products and providing nonfinancial services similar to those sold within the United States. GECS financial services operations outside the United States also have expanded considerably over the past several years.

GECS

     GE Capital Services consists of ownership of two principal subsidiaries which, together with their affiliates, constitute GE's principal financial services businesses. GE Capital Services is the sole owner of the common stock of General Electric Capital Corporation ("GE Capital") and GE Global Insurance Holding Corporation ("GE Global Insurance Holdings").

     GE Capital's activities are subject to a variety of federal and state regulations including, at the U.S. Federal level, the Consumer Credit Protection Act, the Equal Credit Opportunity Act and certain regulations issued by the Federal Trade Commission. A majority of states have ceilings on rates chargeable to customers in retail time sales transactions, installment loans and revolving credit financing. Certain GECS consolidated affiliates are restricted from remitting funds to GECS in the form of dividends or loans by a variety of regulations, the purpose of which is to protect affected insurance policyholders, depositors or investors. GECS international operations are also subject to regulation in their respective jurisdictions. To date, compliance with the regulations discussed above has not had a material adverse effect on GE Capital's financial position or results of operations.

     GECS businesses are generally affected by general business and economic conditions in countries in which GECS conducts business. When overall economic conditions deteriorate in those countries, there generally are adverse effects on GECS operations, although those effects are dynamic and complex. For example, a downturn in employment or economic growth in a particular national or regional economy will generally increase the pressure on customers, which generally will result in deterioration of repayment patterns and a reduction in the value of collateral. However, in such a downturn, demand for loans and other products and services offered by GECS may actually increase. Interest rates, another macro-economic factor, are important to GECS businesses. In the lending and leasing businesses, higher real interest rates increase GECS cost to borrow funds, but also provide higher levels of return on new investments. For GECS operations that are less directly linked to interest rates, such as the insurance operations, rate changes generally affect returns on investment portfolios. Further information about business and financial risks affecting GECS can be found in its Annual Report on Form 10-K.

     On March 28, 1991, GE entered into an agreement to make payments to GE Capital, constituting additions to pre-tax income, to the extent necessary to cause the ratio of earnings to fixed charges of GE Capital and consolidated affiliates (determined on a consolidated basis) to be not less than 1.10 for the period, as a single aggregation, of each GE Capital fiscal year commencing with fiscal year 1991. The agreement can only be terminated by written notice and termination is not effective until the third anniversary of the date of such notice. GE

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Capital's ratios of earnings to fixed charges for the years 2001, 2000 and 1999, respectively, were 1.72, 1.52 and 1.60, substantially above the level at which payments would be required. Under a separate agreement, GE has committed to make a capital contribution to GE Capital in the event certain GE Capital preferred stock is redeemed and caused the GE Capital debt-to-equity ratio, excluding from equity all net unrealized gains and losses on investment securities, to exceed 8 to 1.

Operating Segments

     Revenue and segment profit information about the Company's operating segments in accordance with Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures About Segments of an Enterprise and Related Information, is presented on page 51 of the 2001 Annual Report to Share Owners. Additional financial data and commentary on recent financial results for operating segments are provided on pages 50-57 of that Report and in note 27 (pages 86 and 87) to the consolidated financial statements.

     Operating businesses that are reported as segments under SFAS No. 131 include Aircraft Engines, Commercial Finance, Consumer Finance, Consumer Products, Equipment Management, Insurance, NBC and Power Systems. The remaining key businesses do not meet the definition of a reportable segment and have been aggregated into four operating segments based on common characteristics of their activities (Industrial Products and Systems, Materials, Technical Products and Services and All Other GECS). There is appropriate elimination of the net earnings of GECS and the immaterial effect of transactions between GE and GECS segments to arrive at total consolidated data. A summary description of each of the Company's operating segments follows.

Aircraft Engines

     Aircraft Engines (9.0%, 8.3% and 9.6% of consolidated revenues in 2001, 2000 and 1999, respectively) produces, sells and services jet engines, turboprop and turboshaft engines, and related replacement parts for use in military and commercial aircraft. GE's military engines are used in a wide variety of aircraft that includes fighters, bombers, tankers, helicopters and surveillance aircraft. The CFM56, produced by CFMI, a company jointly owned by GE and Snecma of France, and GE's CF6 engines power aircraft in all categories of large commercial aircraft: short/medium, intermediate and long-range. Applications for the CFM56 engine include: Boeing's 737-300/-400/-500 series, the next generation 737-600X/-700/-800/-900 series, and the 737 business jet; Airbus Industrie's A318, A319, A320, A321 and A340-300 series; and military aircraft such as the KC-135R, E/KE-3 and E-6. The CF6 family of engines powers intermediate and long-range aircraft such as Boeing's 747, 767, DC-10 and MD-11 series, as well as Airbus Industrie's A300, A310 and A330 series. The GE90 engine is used to power Boeing's 777 series twin-engine aircraft. The GP7000, being designed and marketed in a joint venture with the Pratt & Whitney division of United Technologies Corporation, is offered on Airbus Industrie's A380. The business produces jet engines, such as the CF34, for executive aircraft and regional commuter aircraft. The business also manufactures aircraft engine derivatives used for marine propulsion, mechanical drives and industrial power generation sources, the latter of which are reported as part of the Power Systems segment. Maintenance, overhaul and component repair (MRO) services, including sales of replacement parts, are provided for many models of engines, including engines manufactured by competitors, and represents a significant portion of this segment's margins.

     The worldwide competition in aircraft jet engines and MRO (including parts sales) is intense. Both U.S. and export markets are important. Product development cycles are long and product quality and efficiency are critical to success. Research and development expenditures, both customer-financed and internally funded, are important in this segment. Focused intellectual property strategies and protection of key aircraft engine design, manufacture, repair and product upgrade technologies are also important. Potential sales for any engine are

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limited by, among other things, its technological lifetime, which may vary considerably depending upon the rate of advance in the state of the art, by the small number of potential customers and by the limited number of applicable airframe applications. Aircraft engine orders tend to follow military and airline procurement cycles, although cycles for military and commercial engine procurement are different. Procurements of military jet engines are affected by changes in global political and economic factors.

     In line with industry practice, airframe manufacturers support their sales of commercial jet aircraft from time to time with long-term financing commitments to customers, and engine manufacturers are often asked to participate in such financings. In making such commitments, it is GE's general practice to require that it have or be able to establish a secured position in the aircraft being financed. Under such airline financing programs, GE had issued guarantees amounting to $1.2 billion at year-end 2001, and had entered into commitments totaling $1.5 billion to provide financial assistance on future aircraft engine sales. Net of reserves, the estimated fair values of the aircraft securing these guarantees exceeded the related guaranteed amounts at December 31, 2001. See page 50 of the 2001 Annual Report to Share Owners for information about Aircraft Engines orders and backlog.

Commercial Finance

     GE Commercial Finance (11.0%, 9.2% and 8.8% of consolidated revenues in 2001, 2000 and 1999, respectively) -- loans, financing and operating leases, and other services for customers, including manufacturers, distributors and end-users, for a variety of equipment and major capital assets that includes industrial facilities and equipment, energy-related facilities, commercial and residential real estate loans and investments, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications and healthcare.

     GE Capital Aviation Services ("GECAS"), the world's foremost aircraft leasing company, is a global commercial aviation financial services business that offers a broad range of financial products to airlines, aircraft operators, owners, lenders and investors. Financial solutions provided to customers include operating leases, sale/leasebacks, aircraft purchasing and trading, financing leases, engine/spare parts financing, pilot training, fleet planning and financial advisory services. GECAS owns approximately 1,000 aircraft and manages approximately 300 on behalf of third parties. In addition, it has planes on order or on option from Boeing, Airbus, Dornier, Embraer and Bombardier. GECAS has over 200 customers in over 60 countries.

     GE Capital Commercial Equipment Financing ("CEF") offers large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as construction equipment, corporate aircraft, medical equipment, trucks and trailers. It also furnishes customers with direct-source tax-exempt finance programs, as well as lease and sale/leaseback offerings. Products are either held for CEF's own account or brokered to third parties. Generally, transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets. During 2001, CEF purchased the stock of Franchise Finance Corporation of America and certain assets and liabilities from Mellon Financial Corporation and SAFECO Corporation. The purchase price for these acquisitions amounted to approximately $4.4 billion.

     GE Capital Commercial Finance ("CF") is a leading global provider of innovative financing, primarily revolving and term debt and equity to finance acquisitions, business expansion, bank refinancings, recapitalizations and other special situations. Products also include asset securitization facilities, capital expenditure lines and bankruptcy-related facilities, as well as factoring services. Loan transactions range in size from under $10 million to over $200 million. CF's clients are owners, managers and buyers of both public and private companies,

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principally manufacturers, distributors, retailers and diversified service providers, and CF has industry specialists in the retail, media and communications, and high technology industries. Through its Merchant Banking Group, CF provides senior debt, subordinated debt and bridge financing to buyout and private equity firms, and co-invests in equity with buying groups or invests directly on a select basis.

     GE European Equipment Finance ("EEF") is one of Europe's leading diversified equipment leasing businesses, offering financial solutions on a single-country and pan-European basis. Customers include manufacturers, vendors and end-users in industries such as office imaging, materials handling, corporate aircraft, information technology, broadcasting, machine tools, telecommunications and transportation. Products and services include loans, leases, master lease coordination and other services, such as helping end-users increase purchasing power through financing options and helping manufacturers and vendors to offer leasing programs. For financial reporting purposes, EEF's operating results are allocated to CEF and VFS.

     In October 2001, GECS acquired Heller Financial, Inc. (Heller Financial) for approximately $5.3 billion. At December 31, 2001, GECS has reported Heller Financial as a stand-alone entity within Commercial Finance due to the proximity of the acquisition to year-end. During 2002, GECS will report Heller Financial's operations with those businesses with which they were combined, primarily Commercial Finance, VFS and CEF. In addition, one of the strongest Heller Financial/GE Capital synergies was achieved when their healthcare businesses were combined to create a new business to meet the financial needs of the dynamic healthcare industry, called Healthcare Financial Services. Overall, Heller Financial provides financing solutions to middle-market and small business clients including collateralized cash flow and asset based lending, secured real estate financing, debt and lease equipment financing and small businesses financing. Heller Financial originates transactions in the United States through its 62 domestic office locations and internationally through a network of wholly-owned subsidiaries and joint venture commercial finance companies in 22 countries outside the United States. Heller Financial concentrates primarily on senior secured lending, with approximately 90% of consolidated lending assets and investments at December 31, 2001 being made on that basis. Heller Financial's primary clients and customers are entities in the manufacturing and service sectors having annual sales generally in the range of $5 million to $250 million and in the real estate sector having property values generally in the range of $1 million to $40 million.

     GE Capital Real Estate ("Real Estate") provides funds for the acquisition, refinancing and renovation of a wide range of apartment buildings, industrial properties, multi-family housing, retail facilities and offices located throughout the United States, Canada, Mexico, Europe and Asia. Real Estate also provides asset management services to real estate investors and selected services to real estate owners. Real Estate is one of the world's leading providers of capital and services to the global commercial real estate market, providing debt and equity for real estate operators, developers, REITs and opportunity funds to allow them to meet their acquisition, refinancing and renovation needs. Lending is a major portion of Real Estate's business in the form of intermediate-term senior or subordinated fixed and floating-rate loans secured by existing income-producing commercial properties such as office buildings, rental apartments, shopping centers, industrial buildings, mobile home parks, hotels and warehouses. Loans range in amount from single-property mortgages typically not less than $5 million to multi-property portfolios of several hundred million dollars. Approximately 90% of all loans are senior mortgages. Real Estate purchases and provides

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restructuring financing for portfolios of real estate, mortgage loans, limited partnerships, and tax-exempt bonds. Real Estate's business also includes the origination and securitization of low leverage real estate loans, which are intended to be held less than one year before outplacement. Additionally, Real Estate provides equity capital for real estate partnerships through the holding of limited partnership interests and receives preferred returns; typically such investments range from $2 million to $10 million. Real Estate also offers a variety of asset management services to outside investors, institutions, corporations, investment banks, and others through its real estate services subsidiaries. Asset management services include acquisitions and dispositions, strategic asset management, asset restructuring, and debt and equity management. In addition, Real Estate offers owners of multi-family housing ways to reduce costs and enhance value in properties by offering buying services (e.g., for appliances and roofing).

     GE Capital Structured Finance Group ("SFG") provides innovative financial solutions through equity, debt and structured investments to clients throughout the world. SFG's clients are primarily in the energy, telecommunications, industrial and transportation sectors and range from household names to early stage businesses. SFG combines industry and technical expertise to deliver a full range of sophisticated financial services and products. Services include corporate finance, acquisition finance and project finance (construction and term). Products include a variety of debt and equity instruments, as well as structured transactions, including leases and partnerships. SFG manages an investment portfolio of approximately $17 billion.

     GE Capital Vendor Financial Services ("VFS") provides financial solutions and services to over 100 equipment manufacturers and more than 4,500 dealers/distributors in North America, Europe and Asia (including Japan), enabling them to offer financing options to their customers. With nearly $20 billion in served assets, VFS helps its partners focus on their core businesses and improve sales by providing flexible financial solutions and services. Customers include major U.S. and non-U.S. manufacturers in a variety of industries including information technology, office equipment, healthcare, telecommunications, energy and industrial equipment. VFS establishes sales financing in two ways - by forming captive partnerships with manufacturers that do not have them, and by outsourcing captive partnerships from manufacturers that do (captive partnerships provide sales financing solely for products of a given manufacturer). VFS offers industry-specific knowledge, leading edge technology, leasing and equipment expertise, and global capabilities. In addition, VFS provides an expanding array of related financial services to customers, including trade payables services. In June 2001, VFS acquired the Manufacturer and Dealer Services business (MDS) of Mellon Leasing for approximately $480 million. MDS provides financial services for office equipment and industrial equipment manufacturers. In September 2001, VFS signed a framework agreement with Xerox to form a Joint Venture, Xerox Capital Services. Through this joint venture, VFS will become the primary financing provider for Xerox customers across the United States.

Consumer Finance

     GE Consumer Finance (7.6%, 7.2% and 6.8% of consolidated revenues in 2001, 2000 and 1999, respectively) -- private-label credit card loans, personal loans, time sales and revolving credit and inventory financing for retail merchants, and auto leasing and inventory financing.

     GE Card Services ("CS") is a leading provider of sales financing services to North American retailers in a broad range of consumer industries. Details of financing plans differ, but include customized private-label credit card programs with retailers and inventory financing programs with manufacturers, distributors and retailers. CS offers customized private-label credit card solutions designed to attract and retain customers for retailers such as JCPenney, ExxonMobil, Wal-Mart, The Home Depot, Sam's Club, Macy's and Lowe's. CS provides financing directly to customers of retailers or purchases the retailers' customer receivables. Most of the retailers sell a variety of products of various manufacturers on a time sales basis. The terms for these financing plans differ according to the size of contract and credit standing of the customer. Financing is provided to consumers under contractual arrangements,

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both with and without recourse to retailers. CS' wide range of financial services includes application processing, sales authorization, statement billings, customer services and collection services. CS provides inventory financing for retailers primarily in the appliance and consumer electronics industries. CS maintains a security interest in the inventory financed and retailers are obliged to maintain insurance coverage for the merchandise financed. Additionally, CS issues and services the GE Capital Corporate Card product, providing payment and information systems which help medium and large-sized companies reduce travel costs, and the GE Capital Purchasing Card product, which helps customers streamline their purchasing and accounts payable processes.

     GE Capital Global Consumer Finance ("GCF") is a leading provider of credit and insurance products and services to non-U.S. retailers and consumers. GCF provides private-label credit cards and proprietary credit services to retailers in Europe, Asia and, to a lesser extent, Central and South America, including Tesco, The Home Depot, Metro, and Wal-Mart, as well as offering a variety of direct-to-consumer credit programs such as consumer loans, auto loans and finance leases, mortgages, debt consolidation, bankcards and the distribution of credit insurance. GCF provides financing to consumers through operations in Argentina, Australia, Austria, Brazil, the Caribbean, the Czech Republic, Denmark, France, Germany, Hong Kong, Hungary, India, Indonesia, Italy, Japan, Korea, Mexico, New Zealand, Norway, Poland, Portugal, Republic of Ireland, Slovakia, Spain, Sweden, Switzerland, Taiwan, Thailand, and the United Kingdom. In March, May and September 2001, GCF closed transactions increasing a former minority interest in Budapest Bank in Hungary to a 99% majority holding. Budapest Bank is a commercial and retail bank offering a variety of consumer and small business financing products and new services such as electronic banking. In June 2001, GCF acquired igroup Limited, a leading provider of mortgage and debt consolidation products to the UK market, which is based in Watford, England.

Consumer Products

     Consumer Products (6.7%, 6.7% and 7.6% of consolidated revenues in 2001, 2000 and 1999, respectively) encompasses the Appliances and Lighting product lines.

     Appliances manufactures and/or markets a single class of product - major appliances - that includes refrigerators, electric and gas cooking products, microwave ovens, freezers, dishwashers, clothes washers and dryers, water-softening and filtering products, and room air conditioning equipment. These are sold under GE, Hotpoint, Monogram, and Profile brands as well as under private brands for retailers and others. GE microwave ovens, gas and electric ranges, room air conditioners, water-softening and filtering products, freezers and some refrigerators are sourced from suppliers while investment in Company-owned facilities is focused on refrigerators, dishwashers, electric ranges and home laundry equipment. A large portion of appliance sales is for replacement of installed units. Such sales are effected through a variety of retail outlets. The other principal channel consists of residential building contractors who install appliances in new dwellings. GE has an extensive U.S. product services network that provides repair services, extended service plans, warranty administration and risk management services.

     Demand for appliances is influenced by economic trends such as increases or decreases in consumer disposable income, availability of credit and housing construction. Competition is very active in all products and comes from a number of principal manufacturers and suppliers. An important factor is the degree of product differentiation achieved through innovation and new product features. GE Appliances continued to use its Six Sigma new product introduction process to bring new and differentiated products to the consumer. 2001 marked the introduction of GE Appliances' highly successful Arctica™ refrigerator. Industry exclusive features -- speed and an advanced temperature management system, resulted in the Popular Science Grand Award for Home Technology and a Good Housekeeping Good Buy Award. Appliances also introduced the Triton XL™ dishwasher, with industry claims of

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"Highest performance dishwasher you can buy" and "America's most energy efficient dishwashers", as well as the Advantium 120™ which expands the business' speedcooking oven line. GE Appliances is actively seeking patent protection to preserve the exclusivity of its product innovations with a focus on those innovations that are important to the consumer. Quality is also a key element to success in the appliance market. The Six Sigma quality initiative continues to enable the business to improve the quality of products to record levels, reduce waste and provide better product services. Other significant factors include product cost, brand recognition, customer responsiveness and appliance service capability.

     GE Appliances continued to grow e-commerce revenues in 2001, selling approximately $3.4 billion of appliances electronically and more than $1.3 billion using its state-of-the-art CustomerNet website. The business has also used web-based technology to improve efficiency in its procurement process, purchasing more than $3.5 billion through its SupplierNet web site.

     Lighting includes a wide variety of lamps -- incandescent, fluorescent, HID (high intensity discharge), halogen and specialty -- as well as wiring device products and outdoor lighting fixtures. Customers for lighting products are diverse, ranging from household consumers to commercial and industrial end users and original equipment manufacturers. Markets and customers generally are global. In 2001, the business introduced the Reveal™ family of lightbulbs, the largest and most extensive product launch in Lighting's 120 year history. In 1999, the business formed GELcore LLC, a joint venture with Emcore Corporation, focusing on the technology and market development of "white light" LEDs (light-emitting diodes). Additionally, its industrial fixtures business acquired a majority interest in Hadasa, a Spanish company specializing in the manufacture and sale of high-intensity discharge lighting fixtures. Lighting is actively developing intellectual property in the high growth areas such as specialty and HID lamps, LED, organic electroluminescent devices and electronics.

Equipment Management

Equipment Management (3.5%, 3.8% and 4.3% of consolidated revenues in 2001, 2000 and 1999, respectively) -- leases, loans, sales and asset management services for portfolios of commercial and transportation equipment, including trailers, auto fleets, modular space units, railroad rolling stock, and marine shipping containers.

     GE Capital Fleet Services ("Fleet") is one of the leading corporate fleet management companies with operations in North America, Europe, Australia, New Zealand and Japan and has approximately 1.2 million cars and trucks under lease and service management. Fleet offers finance and operating leases to several thousand customers. The business via Web applications and other unique channels, delivers productivity solutions that drive commercial vehicle cost savings to company fleets of all sizes. The primary product in North America is a terminal rental adjustment clause lease through which the customer assumes the residual risk -- that is, risk that the book value will be greater than market value at lease termination. In Europe, the primary product is a closed-end lease in which Fleet assumes residual risk. In addition to the services directly associated with the lease, Fleet offers value-added fleet management services designed to reduce customers' total fleet management costs. These services include, among others, web-based vehicle ordering and reporting, maintenance management programs, accident services, national account purchasing programs, fuel programs, title and licensing services and strategic cost analysis consulting. Fleet's customer base is diversified with respect to industry and geography and includes many Fortune 500 companies.

     GE Capital is a limited partner in Penske Truck Leasing Co. L.P. ("Penske"), which is a leading provider of full-service truck leasing and commercial and consumer truck rental in the United States and Canada. Penske operates through a national network of full-service truck leasing and rental facilities. At December 31, 2001, Penske had a fleet of about 145,000 tractors, trucks and trailers in its leasing and rental fleets and provided contract maintenance programs or other support services for about 50,000 additional vehicles. Penske also provides dedicated logistics operations support which combines company-employed drivers with its full-service lease vehicles to provide dedicated contract carriage services. In

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addition, Penske offers supply chain services such as distribution consulting, warehouse management and information systems support. In February 2001, Penske acquired Rollins Truck Leasing Corporation for approximately $2 billion in cash and assumed debt. Rollins Truck Leasing Corporation was one of the largest national full-service truck leasing and rental companies, with locations in the United States and Canada.

     GE Capital Rail Services ("GERSCO") is one of the leading railcar leasing companies in North America, with a fleet of 190,000 railcars in its total portfolio. Serving Class 1 and short-line railroads and shippers throughout North America, GERSCO offers one of the most diverse fleets in the industry and a variety of lease options. GERSCO also owns and operates a network of railcar repair and maintenance facilities located throughout North America. The repair facilities offer a variety of services, ranging from light maintenance to heavy repair of damaged railcars. The company also provides railcar management, administration and other services. In addition, GERSCO is a pan-European provider of rail transport services, offering a broad range of railcar equipment and rail-related services to railroads, shippers and other transport providers.

In April 1999, Transport International Pool and GE Capital Modular Space were consolidated to generate cost savings and management synergies. This merger has resulted in the elimination of duplicate support functions and the integration of back offices. Transport International Pool ("TIP") is one of the global leaders in renting, leasing, selling and financing transportation equipment. With more than 40 years of experience in the renting, leasing and selling of trailers, TIP's mission is to provide customers with products and services that help them increase productivity and lower operating costs. TIP's fleet of over 390,000 dry freight, refrigerated and double vans, flatbeds, intermodal assets, and specialized trailers is available for rent, lease or purchase at over 200 locations in the United States, Europe, Canada, and Mexico. TIP's commercial vehicle fleet of over 35,000 units is available for rent, lease, or purchase in the United Kingdom. TIP also finances new and used trailers and buys trailer fleets. TIP's customer base comprises trucking companies, railroads, shipping lines, manufacturers and retailers. GE Capital Modular Space ("Modular Space") provides commercial mobile and modular structures for rental, lease and sale from over 100 facilities in the United States, Europe, Canada and Mexico. The buildings are provided with flexible customized financing, turnkey services and dedicated local sales staff. The primary markets served include construction, education, healthcare, financial, commercial, institutional and government. Modular Space products are available as custom mobile and modular buildings, designed to customer specifications, or are available through the Modular Space stock fleet of approximately 120,000 mobile and modular units.

Industrial Products and Systems

     Industrial Products and Systems (7.2%, 6.8% and 7.6% of consolidated revenues in 2001, 2000, and 1999, respectively) encompasses the following businesses: Transportation Systems, Industrial Systems, and GE Supply. Products and services provided by each of the businesses in this segment are sold primarily to industrial customers, including original equipment manufacturers, industrial end users, utilities, electrical contractors, as well as to distributors. These businesses compete against a variety of both U.S. and non-U.S. manufacturers and service providers. Markets for industrial products and services are diverse, global and highly price competitive. The aggregate level of economic activity in markets for such products and services generally lag overall economic slowdowns as well as subsequent recoveries. In the United States, industrial markets are undergoing significant structural

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changes reflecting, among other factors, increased international competition and pressures to modernize productive capacity. A description of products and services provided by each of the businesses in this segment follows.

     Transportation Systems is one of the world's leading suppliers to the railroad, transit, and mining industries, providing freight and passenger locomotives, motorized drive systems for mining trucks and drills, diesel engines for marine and stationary markets, electrical propulsion and control systems for rapid transit cars, railway signaling and communications systems, value added services, and information technology solutions. Product services include maintenance and repair of locomotives and communications and logistics systems for locomotive and train control. In 2000, to further enhance product services offerings, the business acquired Harmon Industries, a leading provider of wayside signaling and crossing warning systems as well as microprocessor-based signal and train control systems and services. In 2001, the business acquired locomotive service assets from the Wabtec Corporation -- establishing the capability to provide aftermarket products and perform full maintenance services on General Motors EMD locomotives. GE locomotives currently operate in more than 50 countries worldwide. Information about Transportation Systems orders and backlog is provided on page 50 of the 2001 Annual Report to Share Owners.

     Industrial Systems includes electric motors and related products and services for the appliance, commercial, industrial, heating, air conditioning, automotive and utility markets; power delivery and control products such as circuit breakers, transformers, electricity meters, relays, capacitors and arresters sold for installation in commercial, industrial and residential facilities; electrical and electronic industrial automation products, including drive systems, for metal and paper processing, mining, utilities and marine applications. In 2001, the business expanded its portfolio by acquiring Sensing Solutions group of Spirent plc, a manufacturer of products and subsystems for sensing temperature, humidity and pressure in multiple industries, and agreeing to purchase Interlogics, Inc., delivering products with leading- edge security technology. These two acquisitions introduce innovative products and attract new platforms for continued growth. Product services include engineering, management and technical expertise for power plants and other large projects; maintenance, inspection, repair and rebuilding of electrical apparatus produced by GE and others; and on-site engineering and upgrading of already installed products sold by GE and others. Other product services include the integration of software with hardware (principally motors, drives and programmable controls) into customized systems solutions for customers in the semiconductor, water treatment, pulp and paper, and petroleum industries. Acquiring the Lentronics line of advanced multiplexer product offerings in 2001 added communication products used primarily for telecommunications and intelligent transport applications energy sectors. In 1999, the business strengthened its position in the equipment market by acquiring the GEC Alstom Low Voltage business in the United Kingdom and the GEC Alstom and AEG-NGEF Ltd. businesses in India. Through a 50-50 joint venture (GE Fanuc Automation Corporation), which has two operating subsidiaries (one in North America and the other in Europe), the business offers a wide range of high-technology industrial automation systems and equipment, including computer numerical controls and programmable logic controls. In 1999, GE Fanuc acquired Total Control Products, Inc., strengthening its position in the emerging market for open control systems. In 2001, it acquired VMIC, a manufacturer of high-performance communications, data acquisition and control products for industrial automation and other uses.

     GE Supply operates a U.S. network of electrical supply houses and, through its affiliates, has operations in Mexico, Brazil and Ireland. GE Supply offers products of GE and other manufacturers to electrical contractors and to industrial, commercial and utility customers.

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Insurance

     GE Insurance (19.0%, 19.1% and 17.4% of consolidated revenues in 2001, 2000 and 1999, respectively) -- U.S. and international multiple-line property and casualty reinsurance, certain directly written specialty insurance and life reinsurance, consumer investment, insurance and retirement services, financial guaranty insurance, principally on municipal bonds and asset-backed securities; and private mortgage insurance.

     GE Global Insurance Holdings, together with its affiliates, writes substantially all lines of reinsurance and certain lines of property and casualty insurance. GE Global Insurance Holdings has three principal subsidiaries: Employers Reinsurance Corporation, GE Reinsurance Corporation and Medical Protective Corporation. These affiliates, together with their direct and indirect subsidiaries, reinsure property and casualty risks written by more than 1,000 insurers around the world. They also write certain specialty lines of insurance on a direct basis, principally excess workers' compensation for self-insurers, medical malpractice coverage for physicians and dentists, errors and omissions coverage for insurance agents and brokers, excess indemnity for self-insurers of medical benefits, and libel and allied torts. Other property and casualty affiliates write excess and surplus lines insurance. The life reinsurance affiliates are engaged in the reinsurance of life insurance products, including term, whole and universal life, annuities, group long-term health products and the provision of financial reinsurance to life insurers.

     FGIC Holdings ("FGIC"), through its subsidiary, Financial Guaranty Insurance Company ("Financial Guaranty"), is an insurer of municipal bonds, including new issues, bonds traded in the secondary market and bonds held in unit investment trusts and mutual funds. Financial Guaranty also guarantees certain taxable structured debt. The in force guaranteed principal, after reinsurance, amounted to approximately $174 billion at December 31, 2001. Approximately 84% of the business written by Financial Guaranty is municipal bond insurance. FGIC subsidiaries provide a variety of services to state and local governments and agencies, liquidity facilities in variable-rate transactions, municipal investment products and other services.

GE Financial Assurance ("GEFA") provides consumers financial security solutions by selling a wide variety of insurance, investment and retirement products, payment protection insurance and income protection packages, primarily in North America, Europe and Asia. These products help consumers invest, protect and retire and are sold through a family of regulated insurance and annuity affiliates. GEFA's principal product lines in North America and Asia are annuities (deferred and immediate, fixed and variable), life insurance (universal, term, ordinary and group), guaranteed investment contracts including funding agreements, long-term care insurance, accident and health insurance, personal lines of automobile insurance and consumer club memberships. GEFA's principal product lines and services in Europe are payment protection insurance (designed to protect customers' loan repayment obligations), personal investment products, and travel and personal accident insurance, as well as management of uninsured loss claims on behalf of victims of traffic accidents. GEFA's product distribution in North America, Europe and Asia is accomplished primarily through four channels: intermediaries (brokerage general agencies, banks and securities brokerage firms), dedicated sales forces and financial advisors, worksites, and direct and affinity based marketing (through Internet, telemarketing, and direct mail).

     GE Capital Mortgage Insurance ("Mortgage Insurance") helps families become homeowners by smoothing the way for customers to obtain low-down-payment mortgages while protecting lenders and investors against the risks of default. It enables more than a quarter million families per year to obtain low-down-payment mortgages and now has a no-down-payment product as well. Mortgage Insurance is engaged principally in providing residential mortgage guaranty insurance in the United States, United Kingdom, Canada and

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Australia. At December 31, 2001, Mortgage Insurance was the mortgage insurance carrier for over 1.9 million residential homes, with total insurance in force aggregating approximately $184 billion and total risk in force aggregating approximately $80 billion. When a valid claim is received, Mortgage Insurance either pays up to a guaranteed percentage based on the specified coverage, or pays the mortgage and delinquent interest, taking title to the property and arranging for its sale.

Materials

     Materials (5.6%, 6.2% and 6.4% of consolidated revenues in 2001, 2000 and 1999, respectively) consists of the Plastics and Specialty Materials businesses.

Plastics includes high-performance plastics used by compounders, molders and major original equipment manufacturers for use in a variety of applications, including fabrication of automotive parts, computer enclosures, compact disks and optical-quality media, major appliance parts, telecommunications equipment and construction materials. Market opportunities for many of these products are created by substituting resins for other materials, which can provide customers with productivity through improved material performance at lower system costs. These materials are sold to a diverse worldwide customer base, mainly manufacturers. The business has a significant operating presence around the world and participates in numerous manufacturing and distribution joint ventures. During 2000, Plastics opened new compounding plants in Thailand and China to support demand in Asia. Also in 2000, Plastics acquired both the Cadillac Plastic Group and Commercial Plastics & Supply Company, global distributors of plastic sheet, rod, tube, film and shapes. During 2001, the business expanded its polycarbonate resins plants in Cartagena, Spain and Burkville, Alabama and announced plans to acquire LNP Engineering Plastics. LNP is a global manufacturer of high-performance, high-value compounded thermoplastics for a variety of applications.

     The materials business environment is characterized by technological innovation and heavy capital investment. Being competitive requires emphasis on efficient manufacturing process implementation and significant resources devoted to market and application development. Competitors include large, technology-driven suppliers of the same, as well as other functionally equivalent, materials. The business is cyclical and is subject to variations in price and in the availability of raw materials, such as cumene, benzene and methanol. Availability of manufacturing capacity from the business or its competitors and anticipation of new product or material performance requirements are key factors affecting competition. Application development and associated technology assistance create incremental market demand. In addition, product and manufacturing process patents establish barriers to entry in many product lines.

     Specialty Materials was formed in June 2001 and operates from 24 locations in 11 countries. With a broad product offering, GESM serves diverse industries, including automotive, cosmetics, semiconductors, oil drilling and telecommunications. The business manufactures and sells high performance specialty materials including silicones, polymer additives, high purity quartzware and industrial grade and gem quality diamonds. These products are used by compounders, molders and major original equipment manufacturers in a variety of applications, including fabrication of automotive parts, medical parts, electronics equipment, semi-conductor equipment and construction tools. Market opportunities for many of these products are created by substituting specialty materials for other materials, providing customers with productivity through improved material performance at lower system costs. These materials are sold to a diverse worldwide customer base, mainly manufacturers with smaller portfolios of consumer products. The business has a significant operating presence around the world and participates in numerous manufacturing and distribution joint ventures. Early in 2002, Specialty Materials signed a definitive agreement to acquire BetzDearborn, a global water treatment service company.

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     The specialty materials business environment is characterized by technological innovation and heavy capital investment. Being competitive requires emphasis on efficient manufacturing process implementation and significant resources devoted to market and application development. Competitors include large, technology-driven suppliers of the same, as well as other functionally equivalent, materials.

NBC

     NBC (4.6%, 5.2% and 5.2% of consolidated revenues in 2001, 2000 and 1999, respectively) is principally engaged in the broadcast of network television services to affiliated television stations within the United States; the production of live and recorded television programs; the operation, under licenses from the Federal Communications Commission (FCC), of television broadcasting stations; the ownership of four cable/satellite networks around the world, and investment and programming activities in multimedia, the Internet and cable television. The NBC Television Network is one of four major U.S. commercial broadcast television networks and serves more than 220 affiliated stations within the United States. At December 31, 2001, NBC owned and/or operated 13 VHF and UHF television stations located in Birmingham, AL; Los Angeles, CA; San Diego, CA; Hartford, CT; Miami, FL; Chicago, IL; Columbus, OH; New York, NY; Raleigh-Durham, NC; Philadelphia, PA; Providence, RI; Dallas, TX; and Washington, DC. Broadcasting operations, including the NBC Television Network and owned stations, are subject to FCC regulation. NBC's operations include investment and programming activities in cable television, principally through CNBC, MSNBC, CNBC Europe, and CNBC Asia; equity investments in Arts and Entertainment, The History Channel, ValueVision, Inc., Rainbow Media Holdings, Inc. and Rainbow Media Group; and a non-voting interest in Paxson Communications Corporation. In 2001, NBC Internet, Inc. (NBCi) became a wholly-owned subsidiary of NBC by merger, and was thereafter dissolved and its remaining assets and liabilities distributed to NBC in a final liquidation distribution. NBCi was formed in 1999 by combining certain of NBC's Internet assets with businesses of Xoom.com, a community services Internet site, and Snap.com. NBC's strategic alliance with Dow Jones merged the European and Asian business news services of Dow Jones with those of CNBC to form CNBC Europe and CNBC Asia, and in addition permits NBC to use Dow Jones editorial resources in the United States. In October 2001, NBC announced plans to acquire Spanish language broadcaster, Telemundo. NBC has entered into long-term arrangements with Triple Crown Productions and the National Association For Stock Car Auto Racing (NASCAR) that give NBC exclusive American broadcast rights to the Kentucky Derby, the Preakness Stakes and the Belmont Stakes beginning in 2001 through 2005 and, in conjunction with Turner Broadcasting System, Inc., to the exclusive television rights to 20 NASCAR races per network per year beginning in 2001 through 2006. The business has entered into a long-term arrangement with the United States Golf Association (USGA) that gives NBC exclusive national over-the-air broadcast rights to the USGA's major golf championships through the year 2005. The business also has the exclusive national over-the-air broadcast rights to the National Basketball Association (NBA) games through the 2002 season. NBC also has secured United States television rights to the 2002, 2004, 2006 and 2008 Olympic Games.

Power Systems

     Power Systems (16.1%, 11.4% and 9.0% of consolidated revenues in 2001, 2000, and 1999, respectively) serves utility, industrial and governmental customers worldwide with electricity generating products, services and energy management systems. Gas turbines are used principally in power plants for generation of electricity and for industrial cogeneration and mechanical drive applications. In 2001, the business made several acquisitions including the A-C Compressor Group from Dover Corporation and the Tensor and Advanced Composites operations from Honeywell. The A-C Compressor Group serves the power generation and oil and gas industries worldwide. The business acquired several key European businesses in 2000, including the hydro power generation and gas turbine divisions of Kvaerner, Smallworld energy management solutions and Thermodyn's centrifugal compressor and steam turbine operations. These acquisitions continue to improve the ability of the business to serve its global customers. In 1999, the business acquired the heavy-duty gas turbine division at Alstom with manufacturing facilities in France and Germany. Power Systems also packages aircraft engine derivatives for use as industrial power sources. This

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activity is also reported in the Aircraft Engines segment. Centrifugal compressors are sold for application in gas reinjection, pipeline services and such process applications as refineries and ammonia plants. Steam turbine-generators are sold to the electric utility industry and to private industrial customers for cogeneration applications. Nuclear reactors, fuel and support services for both new and installed boiling water reactors are also a part of this segment. There have been no nuclear power plant orders in the United States since the mid-1970's. However, the business is currently participating in the construction of nuclear power plants in Taiwan. The business continues to invest in advanced technology development and to focus its resources in refueling and servicing its installed boiling-water reactors. The business continues to invest in intellectual property in order to further advance and protect its proprietary technological knowledge related to its electricity generating products and services.

     Worldwide competition for power generation products and services is intense. Demand for most power generation products and services is global and as a result is sensitive to the economic and political environment of each country in which the business participates. In the United States, demand for power generation equipment is sensitive to regional load growth requirements and demand side management. Internationally, the influence of available fuels and related prices has a large impact on demand. For information about orders and backlog, see page 52 of the 2001 Annual Report to Share Owners.

Technical Products and Services

     Technical Products and Services (7.2%, 6.1% and 6.1% of consolidated revenues in 2001, 2000, and 1999, respectively) consists of technology operations providing products, systems and services to a variety of customers. Principal businesses included in this segment are Medical Systems and Information Services.

     Medical Systems includes magnetic resonance (MR) scanners, computed tomography (CT) scanners, Positron Emission Tomography (PET) scanners, x-ray, patient monitoring, diagnostic cardiology, nuclear imaging, ultrasound, bone densitometry and other diagnostic and therapy equipment, and product services sold to hospitals and medical facilities worldwide. Product services include remote diagnostic and repair services for medical equipment manufactured by GE and by others, as well as computerized data management and customer productivity services. GE Medical Systems has a significant operating presence in Europe and Asia, including the operations of its affiliates, GE Medical Systems S.A. (France), GE Yokogawa Medical Systems (Japan) and WIPRO GE Medical Systems (India). In 2001, GE Medical Systems accelerated growth with several strategic acquisitions including Imatron, Inc. a leading developer of Electron Beam Tomography (EBT) scanners. GE Medical Systems also strengthened geographic and product positions in its Global Ultrasound business by acquiring Kretztechnik AG, an Austrian company, and EchoTech 3D Imaging Systems, based in Germany. GE Medical Systems Information Technologies expanded its products offerings by acquiring ProAct Medical and Data Critical, the latter a leading innovator of wireless communication technologies for health care customers. In 2001, GE Medical Systems enhanced its position in functional and molecular imaging by entering into numerous strategic agreements with companies such as GlaxoSmithKline and Amersham Health. The functional imaging business also acquired Coincidence Technologies SA, a leading developer of PET synthesis and handling units based in France. In 2000, the business entered the Bone Mineral Densitometry market through the acquisition of Lunar, a leading player in the segment, and also made a number of acquisitions to strengthen geographic and product positions in diagnostic cardiology and patient monitoring devices, including: NEC, Prucka, and Critikon. Other acquisitions in 2000 included Sopha Medical Vision, a France based

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global nuclear medicine company; Parallel Design, a leader in ultrasound imaging transducers; SEC, a provider of leading-technology clinical information systems; and MECON, a leader in healthcare data mining. Acquisitions in 1999 included OEC Medical Systems, a leader in mobile and surgical x-ray systems, and Applicare, a leading supplier of web-based archiving and imaging services. In 1998, the business completed three strategic acquisitions: Marquette Medical Systems, a global leader in diagnostic cardiology and patient monitoring devices, Diasonics Vingmed Ultrasound, a leading maker of cardiac ultrasound systems, and Elscint Ltd., which enhances Medical Systems' position in the nuclear imaging and magnetic resonance imaging segments. See page 53 of the 2001 Annual Report to Share Owners for information about orders and backlog of GE Medical Systems.

     GE Global eXchange Services (GXS) operates one of the largest business-to-business e-commerce networks in the world. GXS provides an extensive range of software and services to optimize and digitize customer supply chain management. From Integration Solutions, which enable information sharing across internal applications and between business partners, to Interchange Solutions, which provide electronic machine-to-machine communications across trading communities and finally Marketplace Solutions, with internet-based offerings for cost effective public and private exchanges, GXS provides tools to add value and lower costs for global B2B e-commerce.

     Serving a range of customers with special needs (which are rapidly changing in areas such as medical and information systems), businesses in this segment compete against a variety of both U.S. and non-U.S. manufacturers or services operations. Technological competence and innovation, excellence in design, high product performance, quality of services and competitive pricing are among the key factors affecting competition for these products and services. Throughout the world, demands on health care providers to control costs have become much more important for the Medical Systems business.

All Other GECS

     All Other GECS (5.3%, 11.7% and 12.7% of consolidated revenues in 2001, 2000 and 1999, respectively) consists of activities and businesses that management has chosen not to allocate to one of the four GECS segments.

     GE American Communications ("Americom") engaged primarily as a satellite service supplier to a diverse array of customers, including the broadcast and cable TV industries, as well as broadcast radio. It also supplied integrated communications services for government and commercial customers. Americom also operated communications satellites and maintained a supporting network of earth stations, central terminal offices, and telemetry, tracking and control facilities. On November 9, 2001, GECS exchanged the stock of Americom and other related assets and liabilities for a combination of cash and stock in SES Global ("SES"), a leading satellite company. As a result of the transaction, GE Capital now owns 30.7% of the combined operations of both Americom and SES. The investment in the combined entity is now part of the Structured Finance Group.

GE Capital Auto Financial Services ("AFS") provided financial services in North America to automobile dealers, manufacturers, banks, financing companies and the consumer customers of those entities, both through traditional channels and through the Internet. In the United States, AFS was a leading independent provider of leases for new and used motor vehicles and of non-prime financing products. In addition, AFS offered inventory financing programs, off-lease vehicle sales, productivity enhancing Internet solutions, and direct loans to the industry. On November 29, 2000, AFS announced its decision to discontinue originating new lease, loan and commercial transactions effective December 1, 2000. Since that date, AFS operations have consisted of servicing their existing portfolios and re-marketing off-lease vehicles.

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     GE Equity purchases equity investments in early-stage, early growth, pre-IPO companies with a primary objective of long-term capital appreciation. GE Equity's portfolio consists primarily of direct investments in convertible preferred and common stocks in both public and private companies; GE Equity also participates in certain investment limited partnerships. The portfolio includes investments in the technology and communications, media and entertainment, business services, financial services and healthcare sectors. The portfolio is geographically diversified with investments located throughout the United States, as well as in Latin America, Europe and Asia.

     GE SeaCo SRL ("GE SeaCo") is a joint venture between GE Capital and Sea Containers Ltd., which operates the combined marine container fleets of Genstar Container Corporation ("Genstar") and Sea Containers Ltd. GE SeaCo is one of the world's largest lessors of marine shipping containers with a combined fleet of over 900,000 twenty foot equivalent units of dry cargo, refrigerated and specialized containers for global cargo transport. Lessees are primarily shipping lines that lease on a long term or master lease basis.

GE Capital Information Technology Solutions ("IT Solutions") is a provider of a broad array of information technology products and services, including full life cycle services that provide customers with cost-effective control and management of their information systems. Products offered include desktop personal computers, client server systems, UNIX systems, local and wide area network hardware, and software. Services offered include network design, network support, asset management, help desk, disaster recovery, enterprise management and financial services. IT Solutions serves commercial, educational and governmental customers in 13 countries. During 2001, IT Solutions exited, including through sales of portions of business units, its operations in France and the United Kingdom.

     GE Capital Mortgage Services, Inc. ("Mortgage Services") engaged primarily in the business of originating, purchasing, selling and servicing residential mortgage loans collateralized by one-to-four-family homes located throughout the United States. Mortgage Services obtained servicing through the origination and purchase of mortgage loans and servicing rights, and primarily packaged the loans it originated and purchased into mortgage-backed securities which it sold to investors. Mortgage Services also originated and serviced home equity loans. On September 29, 2000, Mortgage Services closed on a transaction with a major mortgage company, which is owned by a major national bank holding company, to subservice Mortgage Services' mortgage servicing portfolio and to acquire Mortgage Services' servicing facility and mortgage origination business. Mortgage Services retains its financial interest in the servicing portfolio and the related assets, which are now being managed by GE Capital Mortgage Insurance (see page 11), and the results of which are now included in Insurance. As a result of this transaction, Mortgage Services exited the business of originating, purchasing and selling of residential mortgage loans.

GECS acquired control of Montgomery Ward, LLC ("Wards") from August 2, 1999, upon Ward's emergence from bankruptcy reorganization, to December 28, 2000, when Wards again filed for bankruptcy protection. The retailer is substantially liquidated.

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